UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2007
ENDWAVE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-31635	95-4333817
(Commission File No.)	(IRS Employer Identification No.)

130 Baytech Drive
San Jose, California	95134
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (408) 522-3100
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 4.1
EXHIBIT 10.1

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On May 23, 2007, Endwave Corporation (“Endwave”) executed a Settlement Agreement (the “Settlement Agreement”) with the court-appointed receiver (the “Receiver”) for Wood River Partners, L.P., Wood River Partners Offshore, Ltd., Wood River Capital Management, L.L.C. and Wood River Associates, L.L.C. (collectively, the “Wood River Entities”), pursuant to which Endwave has agreed to settle its claims against the Wood River Entities arising out of the Wood River Entities’ accumulation of Endwave common stock. In connection with the Settlement Agreement, Endwave also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Receiver, pursuant to which Endwave has agreed to file with the Securities and Exchange Commission (the “Commission”) a shelf registration statement (the “Registration Statement”) covering the resale of the shares of Endwave common stock held by the Wood River Entities and to cooperate with the Receiver, upon the Receiver’s request, in an underwritten offering or registered direct offering of the shares of Endwave common stock held by the Wood River Entities.
     Pursuant to the Settlement Agreement, upon the earlier of (i) the consummation of an underwritten offering or registered direct offering pursuant to which the Wood River Entities sell a number of shares such that they own less than 10% of the then-outstanding shares of Endwave common stock or (ii) the Receiver’s withdrawal of an underwritten offering or registered direct offering commenced pursuant to the Registration Rights Agreement (the earlier of such dates, the “Termination Date”), the Receiver will be required to pay Endwave $425,000 for out-of-pocket expenses incurred by Endwave arising out of the Wood River Entities’ accumulation of Endwave common stock. The Settlement Agreement also includes mutual releases by both Endwave and the Receiver that will become effective upon the Termination Date.
     The registration rights granted under the Registration Rights Agreement terminate upon the earlier of the date that is one year after the effective date of the Registration Statement (subject to extension under certain circumstances) or the earliest date when the Wood River Entities hold in the aggregate less than 10% of the then-outstanding shares of Endwave common stock. The Registration Rights Agreement provides that the Wood River Entities will pay all discounts and commissions or placement agent fees in connection with an offering pursuant to the Registration Rights Agreement. The Registration Rights Agreement further provides that the Wood River Entities will pay all other expenses incident to Endwave’s performance of the Registration Rights Agreement, subject to a cap of $750,000 of expenses related to an underwritten offering or $550,000 of expenses related to a registered direct offering, in either case such expenses to be payable in cash or, if mutually agreed by the Receiver and Endwave, in Endwave common stock or a combination of cash and Endwave common stock. In the event the Receiver withdraws an offering commenced pursuant to the Registration Rights Agreement prior to the time that the Wood River Entities hold in the aggregate less than 10% of the then-outstanding shares of Endwave common stock, the Wood River Entities will pay within ten days Endwave’s accrued expenses pursuant to the Registration Rights Agreement (subject to the applicable cap), in cash or, at the Receiver’s discretion, by a number of shares of Endwave common stock determined by reference to the average closing price of the common stock for the twenty days prior to such withdrawal. Endwave and the Receiver each have agreed to engage national investment banks and to cooperate with each other and such investment banks in effecting either an underwritten offering or a registered direct offering, at the Receiver’s election.
     The Registration Rights Agreement also provides that the Wood River Entities may not dispose of any shares of Endwave common stock held by them, except in compliance with Rule 144 of the Securities Act of 1933, as amended, until the consummation of an underwritten offering or registered direct offering pursuant to which the Wood River Entities sell a number of shares such that they own less than 10% of the then-outstanding shares of Endwave common stock.
     The Settlement Agreement and the Registration Rights Agreement are filed herewith and are incorporated herein by reference. The foregoing is merely a summary of the terms of the agreements and is qualified in its entirety by reference to the full versions of the agreements filed hereto.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
     On May 23, 2007, Endwave entered into the Registration Rights Agreement. See the information set forth in Item 1.01 of this Current Report on Form 8-K, which information is incorporated herein by this reference, for a more detailed description of the terms of the Registration Rights Agreement.
ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit No.	Exhibit Title
4.1	Registration Rights Agreement by and between the Registrant and Arthur Steinberg, as receiver for Wood River Capital Management, L.L.C., Wood River Associates, L.L.C., Wood River Partners, L.P. and Wood River Partners Offshore, Ltd., dated May 17, 2007.

10.1	Settlement Agreement by and between the Registrant and Arthur Steinberg, as receiver for Wood River Capital Management, L.L.C., Wood River Associates, L.L.C., Wood River Partners, L.P. and Wood River Partners Offshore, Ltd., dated May 17, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDWAVE CORPORATION

Dated: May 30, 2007	By:	/s/ Brett W. Wallace

Brett W. Wallace
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title
4.1	Registration Rights Agreement by and between the Registrant and Arthur Steinberg, as receiver for Wood River Capital Management, L.L.C., Wood River Associates, L.L.C., Wood River Partners, L.P. and Wood River Partners Offshore, Ltd., dated May 17, 2007.

10.1	Settlement Agreement by and between the Registrant and Arthur Steinberg, as receiver for Wood River Capital Management, L.L.C., Wood River Associates, L.L.C., Wood River Partners, L.P. and Wood River Partners Offshore, Ltd., dated May 17, 2007.